UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(Sate or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey	07016
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of stockholders of Enzon Pharmaceuticals, Inc. (the “Company”) was held on June 28, 2017. At the 2017 annual meeting of stockholders, the Company’s stockholders voted on the following matters as described in the Company’s proxy materials: (1) the election of three directors, each for a one-year term expiring at the Company’s next annual meeting of stockholders and until such director’s successor is elected and qualified, (2) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers and (4) to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers. A total of 36,535,647 shares of common stock were present or represented by proxy at the 2017 annual meeting of stockholders, representing approximately 82.6% of the total shares of common stock entitled to vote at the 2017 annual meeting of stockholders.

1.	Election of Directors – The Company’s stockholders elected each of the following individuals as a director for a one-year term expiring at the Company’s next annual meeting of stockholders and until such director’s successor is elected and qualified, as set forth below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jonathan Christodoro	17,227,424	636,517	84,119	18,587,587
Odysseas Kostas	17,242,865	653,102	52,093	18,587,587
Jennifer McNealey	17,275,132	579,005	93,923	18,587,587

2.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 – This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions
35,804,219	500,214	231,214

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers – This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,121,216	711,146	115,698	18,587,587

4.	Vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers – The Company’s stockholders voted for one year as the frequency of future advisory votes on the compensation of the Company’s named executive officers, as set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
15,719,609	165,542	1,987,886	75,023	18,587,587

Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s proxy statement for the 2017 annual meeting of stockholders and the vote of the stockholders at the 2017 annual meeting of stockholders, the Company will include an advisory vote to approve the compensation of the Company’s named executive officers in its proxy materials every year until the next required stockholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Item 8.01.	Other Events.

Second Amendment and Settlement with Nektar

On June 26, 2017, the Company entered into a Second Amendment to the Company’s Cross-License and Option Agreement (the “Agreement”) with Nektar Therapeutics (“Nektar”) wherein Nektar agreed to buy-out all remaining payment obligations to the Company under the Agreement, and in connection therewith, Nektar and the Company also agreed to settle a litigation pending before the Supreme Court of the State of New York in which the Company alleged a breach of contract for Nektar’s failure to pay a post-patent expiration immunity fee that the Company believes became payable under the Agreement (the “Litigation”). In consideration for fully paid-up licenses under the Agreement and for the dismissal with prejudice of all claims and counterclaims asserted in the Litigation, Nektar agreed to pay the Company the sum of $7.0 million, which satisfies all future obligations of royalty payments pursuant to the Agreement, the first $3.5 million of which was paid within one business day of the effective date of the Second Amendment and the remaining $3.5 million of which will be paid within one business day of January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: June 29, 2017	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Chief Executive Officer and Secretary